Exhibit 99.1

LIMITED BRANDS TAKES ACTIONS
 TO FURTHER ITS FOCUS ON INTIMATE APPAREL AND PERSONAL CARE

•	COMPLETES SALE OF MAJORITY INTEREST IN EXPRESS
•	SIGNS DEFINITIVE AGREEMENT TO TRANSFER MAJORITY INTEREST IN LIMITED STORES

Columbus, Ohio, July 9, 2007 — Limited Brands, Inc. (NYSE: LTD) today announced the completion of the sale of Express and entry into a definitive agreement to transfer a majority interest in its Limited Stores business.

“We have moved from a portfolio of brands and businesses to an enterprise powered by two world-leading brands:  Victoria’s Secret and Bath and Body Works … the best brands in intimate apparel and personal care.  These strategic actions will better position Express and Limited Stores for future growth and profitability and enable the ‘new’ Limited Brands to derive the benefit of our increased focus,” said Leslie H. Wexner, chairman and chief executive officer of Limited Brands, Inc.

Express
Limited Brands announced that it has finalized the sale of a 75 percent ownership interest in its Express brand to affiliates of Golden Gate Capital for pre-tax cash proceeds of $602 million, subject to closing adjustments.  Limited Brands and Golden Gate Capital agreed to increase Golden Gate Capital’s stake to 75 percent from the previously announced 67 percent.  The change will result in an additional $54 million in pre-tax cash proceeds to Limited Brands which is included in the above-stated $602 million.  After pre-closing adjustments, Limited Brands expects to receive after-tax cash proceeds of approximately $425 million and to record an after-tax gain of approximately $188 million, both subject to post-closing adjustments.

Express will continue to operate under the same brand name and is expected to remain headquartered in its current location in Columbus, Ohio.  Express’ 2006 net sales were $1.7 billion, and it currently operates 624 store locations.

Limited Stores
The company also announced that it has signed a definitive agreement to transfer a 75 percent ownership interest in its Limited Stores business to affiliates of Sun Capital Partners.  In exchange, Sun Capital Partners will contribute $50 million of equity capital into the business and will arrange for a $75 million credit facility.  The transaction is expected to close within the next 30 days and is subject to customary conditions. Limited Brands will receive no cash proceeds and expects to record an after-tax loss of approximately $42 million on the transaction, subject to post-closing adjustments.

Limited Stores will continue to operate under the same brand name, and it will remain headquartered in its current location in Columbus, Ohio. Limited Brands will provide transitional services, including sourcing and production through its Mast business. Limited Stores’ business includes 251 stores and 2006 net sales were $493 million.

FINANCIAL ADVISORS
Banc of America Securities LLC acted as financial advisor to Limited Brands in connection with the transactions involving Express and Limited Stores.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria’s Secret, Bath & Body Works, C.O. Bigelow, Limited Stores, La Senza, White Barn Candle Co., Henri Bendel and Diva London, presently operates 3,140 specialty stores.  The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com and www.LaSenza.com.

ABOUT GOLDEN GATE CAPITAL:
Golden Gate Capital is a private equity firm with over $3.4 billion of capital under management dedicated to investing in change-intensive opportunities. The firm's charter is to partner with world-class management teams to make equity investments in situations where there is a demonstrable opportunity to significantly enhance a company's value. The principals of Golden Gate Capital have a long and successful history of investing with management partners across a wide range of industries and transaction types. For more information, please visit www.goldengatecap.com.

ABOUT SUN CAPITAL PARTNERS, INC.:
Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and experience. Sun Capital affiliates have invested in and managed more than 155 companies worldwide with combined sales in excess of $35.0 billion since Sun Capital’s inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, and New York, as well as affiliates with offices in London, Tokyo, and Shenzhen. For more information, please visit www:SunCapPart.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by the Company or management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by the Company or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company’s business; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company’s products and the Company’s ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance the Company’s brand image; risks associated with the Company’s ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices, potential delays or disruptions in shipping and related pricing impacts and political issues and risks related to currency and exchange rates; risks associated with the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms; risks associated with labor shortages or increased labor costs; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time as well as the requirements the agreements related to such debt impose upon us; risks associated with the Company’s reliance on information technology, including risks related to the implementation of new information technology systems and risks related to utilizing third parties to provide information technology services; risks associated with severe weather conditions, natural disasters or health hazards; risks associated with rising energy costs; risks related to the announced Express transaction or potential strategic options for Limited Stores; and risks associated with independent licensees. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

Limited Brands:
Tammy Roberts Myers
(614) 415-7072
extcomm@limitedbrands.com

Golden Gate Capital:
Joelle Kenealey
Coltrin & Associates
(650) 373-2005

Sun Capital Partners:
Aaron Wolfe
(561) 394-0550